UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2026

Ridgepost Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2699 Howell Street, Suite 1000 Dallas, Texas 75204
(Address of principal executive offices and Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-Kfiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RPC	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 22, 2026 (the “Closing Date”), Ridgepost Capital, LLC, a Delaware limited liability company (“Ridgepost LLC”) and a subsidiary of Ridgepost Capital, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of all the issued and outstanding equity interests of Stellus Capital Management, LLC, a Delaware limited liability company (“Stellus”) in accordance with the terms and conditions of the previously announced interest purchase agreement, dated February 4, 2026, between Ridgepost LLC, certain entities (together, the “Sellers”) affiliated with Stellus, and certain direct and indirect equityholders of Stellus (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings provided for such terms in the Purchase Agreement.

The consideration paid at the closing of the Acquisition consisted of $125,000,000 in cash (subject to customary adjustments for working capital, cash, indebtedness and transaction expenses of Stellus as of the closing), 11,191,149 Class A membership units representing limited liability company interests of Ridgepost LLC (“Units”) and 579,096 shares of the Company’s par value $0.001 Class A Common Stock (“Class A Common Stock”). Subject to certain conditions, the Units are exchangeable into shares of Class A Common Stock on a one-for-one basis, pursuant to that certain Exchange Agreement entered into on August 25, 2022, by and among Ridgepost LLC, the Company and the other signatory parties thereto, to which the Sellersbecame parties via joinder (such Exchange Agreement, as modified by the joinder, the “Exchange Agreement”). Shares of Class A Common Stock beneficially held by the Sellers(including following an exchange of Units in accordance with the Exchange Agreement) will be subject to a restricted period during which the holder cannot offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose thereof, directly or indirectly. The restricted period terminates as follows: (i) with respect to one-third of the Class A Common Stock held by such stockholder, on the first anniversary of the Closing Date; (ii) with respect to two-thirds of the Class A Common Stock held by such stockholder, on the second anniversary of the Closing Date; and (iii) with respect to all of the Class A Common Stock held by such stockholder, on the third anniversary of the Closing Date. The Sellers will also have certain registration rights as members of Ridgepost LLC.

In addition, subject to certain conditions, up to an additional $60,000,000 in consideration (an “Earnout Payment”) may be payable based on the financial performance of Stellus during fiscal years 2027 and 2029 (with payments, if earned, to be made in 2028 and 2030, respectively). Any Earnout Payment shall be paid in Units or Class A Common Stock, subject to potential reduction in accordance with the terms of the Purchase Agreement, provided that, at the Sellers’ option, up to 50% of any Earnout Payment (or a greater percentage in the event the number of Units or Class A Common Stock otherwise issuable would, together with the Units and Class A Common Stock issued at closing, equal or exceed 20% of the outstanding shares of Parent Common Stock (as defined in the Purchase Agreement) as of the date of the Purchase Agreement) shall be paid in cash in U.S. dollars. The number of Units or Class A Common Stock (as applicable) to be issued pursuant to the preceding sentence will be calculated based on the volume weighted average price of the Class A Common Stock on the New York Stock Exchange for the 20 consecutive trading days ending on and including the trading day that is three trading days prior to the applicable Earnout Payment date. Similar to Units comprising the closing consideration, any Units received as an Earnout Payment may be exchanged into shares of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement, which such Class A Common Stock beneficially held by the Sellers will be subject to an 18-month lock-up (and the other restrictions described above), with one-third of such Class A Common Stock being released from lock-up every six-month period following the issuance. The Earnout Payment is subject to acceleration in certain limited circumstances set forth in the Purchase Agreement.

The Company financed the upfront cash consideration for the Acquisition with cash on hand and borrowings under its existing credit facility.

The Units issued in connection with the Acquisition, and any shares of Class A Common Stock issuable upon exchange thereof, have been or will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The above descriptions of the Purchase Agreement and the Exchange Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Exchange Agreement, which were included as Exhibit 2.1 and Exhibit 10.1, respectively, to the Company’s Current Report on Form 8-K filed on February 5, 2026 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Acquisition, on June 18, 2026, Ridgepost LLC drew down $139,000,000 on the revolving credit facility under its Credit Agreement (as defined below) to fund the cash consideration paid at the closing of the Acquisition as described in Item 2.01 of this Current Report on Form 8-K, as well as other general corporate needs.

Prior to the closing, Ridgepost LLC, as borrower, the Company, the other Guarantors, the Agent and JPMorgan Chase Bank, N.A. as additional lender (the “Additional Lender”), entered into an Increase Agreement, dated as of June 11, 2026 (the “Increase Agreement”), pursuant to which the Additional Lender increased the aggregate revolving commitments by $20,000,000 from $175,000,000 to $195,000,000 under that certain Amended and Restated Credit Agreement, dated as of August 1, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Ridgepost LLC, as borrower, the

Company and certain of its direct and indirect subsidiaries as guarantors (collectively, the “Guarantors”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”). All other material terms of the Credit Agreement remain unmodified and in full force and effect. As of June 22, 2026, after giving effect to the Increase Agreement and borrowings in connection with the closing of the Acquisition, Ridgepost LLC had approximately $14,000,000 available for borrowing under the revolving credit facility.

The foregoing description of the Increase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Increase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Forward-Looking Statements

This report may contain forward-looking statements based on our beliefs and assumptions and on information currently available to us. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our and/or Stellus’ future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the Acquisition.

Forward-looking statements are based on our current expectations and assumptions regarding our and/or Stellus’ business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the Acquisition on the anticipated timeline or at all; purchase price adjustments; unexpected costs related to the Acquisition and the integration of the Stellus business and operations; our ability to manage growth and execute our business plan; our increased outstanding indebtedness as a result of the Acquisition; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 27, 2026 and subsequent filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this report. Any forward-looking statement made by us in this report speaks only as of the date on which we make it. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*

Interest Purchase Agreement, dated February 4, 2026, by and among SCM Holdings GP, LLC, Stellus Capital Management Holdings, L.P., P10 Intermediate Holdings LLC, Robert T. Ladd, Joshua T. Davis, Dean A. D’Angelo and W. Todd Huskinson (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 5, 2026).

10.1

Exchange Agreement, dated August 25, 2022, by and among P10, Inc., P10 Holdings Inc., P10 Intermediate Holdings LLC, and the other signatories thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 26, 2022).

10.2

Increase Agreement, dated as of June 11, 2026, by and among Ridgepost Capital, LLC, Ridgepost Capital, Inc. and the other guarantors party thereto, and JPMorgan Chase Bank, N.A., as Agent and as the Additional Lender.

99.1	Press Release, dated June 22, 2026.

104	Cover Page Interactive Data File(formatted as inline XBRL)

*

Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ridgepost Capital, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ridgepost Capital, Inc.

Date: June 22, 2026	By:	s/ Amanda Coussens
Name: Amanda Coussens
Title: Chief Financial Officer